UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

Commission File Number

Exact Name of Registrant as Specified in its Charter, State or other
Jurisdiction of Incorporation,
Address of Principal Executive Offices, Zip Code, and Registrant's
Telephone Number, Including Area Code

IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 525 South Tryon Street Charlotte, North Carolina 28202 800-488-3853	20-2777218
1-15929	PROGRESS ENERGY, INC. (a North Carolina corporation) 411 Fayetteville Street Raleigh, North Carolina 27601 800-488-3853	56-2155481
1-3274	DUKE ENERGY FLORIDA, LLC (a Florida limited liability company) 299 First Avenue North St. Petersburg, Florida 33701 800-488-3853	59-0247770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC
Duke Energy	3.10% Senior Notes due 2028	DUK 28A	New York Stock Exchange LLC
Duke Energy	3.85% Senior Notes due 2034	DUK 34	New York Stock Exchange LLC
Duke Energy	3.75% Senior Notes due 2031	DUK 31A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on August 4, 2025, Duke Energy Corporation (“Duke Energy”), Progress Energy, Inc. and Florida Progress, LLC (“Florida Progress”) entered into an Investment Agreement (the “Investment Agreement”) with Peninsula Power Holdings L.P., an affiliate of Brookfield Super-Core Infrastructure Partners (“Investor”), pursuant to which Florida Progress agreed to issue to Investor, and Investor agreed to acquire from Florida Progress, certain newly issued membership interests of Florida Progress such that Investor will own up to 19.7% of the issued and outstanding Florida Progress membership interests following a series of closings, for an aggregate amount of $6 billion, subject to certain adjustments. On February 17, 2026, the U.S. Nuclear Regulatory Commission (the “NRC”) issued a written threshold determination that the transactions do not constitute a direct or indirect transfer of control of any license issued by the NRC, which constitutes the final condition to the first closing contemplated by the Investment Agreement (the “First Closing”), other than those conditions that by their nature are to be satisfied at the First Closing.

Pursuant to the terms of the Investment Agreement, which requires that the First Closing occur on the tenth business day following the satisfaction of all applicable conditions, the parties intend to close on March 3, 2026, upon payment by Investor to Florida Progress of $2.8 billion, subject to certain adjustments in accordance with the Investment Agreement. Following the First Closing, Investor will own 9.2% of the issued and outstanding membership interests of Florida Progress, subject to certain adjustments in accordance with the Investment Agreement. The First Closing will be followed by additional closings, with the following subsequent investments occurring no later than on the following timeline: (i) Investor will invest an additional $200 million in Florida Progress no later than December 31, 2026; (ii) Investor will invest an additional $500 million in Florida Progress no later than June 30, 2027; (iii) Investor will invest an additional $1.5 billion in Florida Progress no later than December 31, 2027; and (iv) Investor will invest an additional $1 billion in Florida Progress no later than June 30, 2028.

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "outlook," "guidance," and similar expressions. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These risks and uncertainties are identified and discussed in Duke Energy’s Form 10-K for the year ended December 31, 2024, and subsequent quarterly reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: February 18, 2026	By:	/s/ David S. Maltz
David S. Maltz
Vice President, Legal, Chief Governance Officer and Corporate Secretary

PROGRESS ENERGY, INC.

Date: February 18, 2026	By:	/s/ David S. Maltz
David S. Maltz
Corporate Secretary

DUKE ENERGY FLORIDA, LLC

Date: February 18, 2026	By:	/s/ David S. Maltz
David S. Maltz
Vice President, Legal, Chief Governance Officer and Corporate Secretary